UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 19, 2026
ANI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 Carnegie Center Drive, Suite 300 Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (609) 759-1810
Not Applicable
(Former name or former address, if changed since last

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ANIP	Nasdaq Stock Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2026, the Board of Directors (the “Board”) of ANI Pharmaceuticals, Inc. (the “Company”) appointed Henry Gosebruch to serve on the Board as a director with a term expiring at the Company’s 2027 annual meeting of stockholders.

Mr. Gosebruch, 53, has served as Chief Executive Officer and a member of the board of directors of Lakefront Biotherapeutics NV, a biotechnology company dedicated to building a differentiated pipeline of medicines for patients with serious diseases in areas of high unmet need, since May 2025. Prior to Lakefront, Mr. Gosebruch served as President and Chief Executive Officer of Neumora Therapeutics, Inc., a publicly traded neuroscience company, from July 2023 to February 2025. Prior to Neumora, he was Executive Vice President and Chief Strategy Officer at AbbVie Inc. from December 2015 to February 2023, where his responsibilities included corporate strategy, competitive intelligence, business development, and M&A. Prior to joining Abbvie in 2015, Mr. Gosebruch spent over 20 years at J.P. Morgan, where he was Co-Head of the North American M&A Group.

There is no arrangement or understanding between Mr. Gosebruch and any other person pursuant to which Mr. Gosebruch was selected to serve as a director of the Company, nor is Mr. Gosebruch a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company. As a non-employee director, Mr. Gosebruch is eligible to participate in the ANI Pharmaceuticals, Inc. Amended and Restated 2022 Stock Incentive Plan (the “Plan”). For his service on the Board, Mr. Gosebruch will receive compensation in accordance with the Company’s general policies for compensation of non-employee directors, including, without limitation, an initial grant of a restricted stock award under the Plan having a grant date fair value equal to $525,000 upon joining the Board, which will vest in three equal installments on the first, second and third anniversary of Mr. Gosebruch joining the Board.

On August 23, 2026, Muthusamy “Samy” Shanmugam informed the Board of his decision to resign as a director effective immediately. Mr. Shanmugam will remain in his executive management role as ANI’s Head of Research and Development and Chief Operating Officer of New Jersey Operations.

The Company issued a press release on August 24, 2026 announcing Mr. Gosebruch’s appointment to the Board and Mr. Shanmugam’s resignation. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Exhibits.
(d)Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 24, 2026
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2026	ANI PHARMACEUTICALS, INC.

	By:	/s/ Stephen P. Carey
	Name:	Stephen P. Carey
	Title:	Senior Vice President Finance and Chief Financial Officer